Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	November 24, 2004

For more information:

Media	Investors
Tina Warren	(888) 901-7286
(905) 863-4702	(905) 863-6049
tinawarr@nortelnetworks.com	investor@nortelnetworks.com

Nortel Provides Status Update

TORONTO — Nortel Networks* Corporation [NYSE/TSX: NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today provided a status update pursuant to the alternative information guidelines of the Ontario Securities Commission. These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.

Accounting for Embedded Software and Other Accounting Matters

As previously announced, the Company and its external auditors have been discussing certain accounting matters with the Staff of the United States Securities and Exchange Commission (the “SEC”). In one area, Nortel sought the views of the Office of the Chief Accountant of the SEC (the “OCA”) with respect to the Company’s historical and continuing accounting treatment under United States generally accepted accounting principles of revenues recognized on sales of certain optical products containing embedded software. The Company advised the OCA that it believed that its historical accounting treatment of these optical products was appropriate and was fully supported in this conclusion by its external auditors. The Company, in consultation with its external auditors, nevertheless had decided to obtain the views of the OCA on the Company’s analysis and conclusions due to the judgments involved in the applicable accounting analysis and the significant impact a different conclusion would have on the Company’s reported revenues (namely, the deferred recognition of substantial revenues over a number of subsequent years). The Company has discussed this matter with the OCA. The OCA did not approve or disapprove the Company’s accounting and the Company has concluded that there will be no changes to its accounting treatment of the sales of these optical products. The Company is also discussing certain other matters with the SEC that could affect its and NNL’s upcoming filings, including the SEC’s open comments on past filings.

Stock Exchanges

The Company continues to provide periodic updates to the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) concerning the Company’s and NNL’s delay in filing with securities regulatory authorities their 2003 Annual Reports on Form 10-K (“2003 Form 10-Ks”) and other periodic reports. Each of the NYSE and TSX has verbally confirmed to the Company that it has not commenced, nor has any intention of commencing, any suspension or delisting procedures in respect of the Company’s common shares or other listed securities of the Company and NNL at the present time. The commencement of any suspension or delisting procedures by either exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. The NYSE has also confirmed that its procedures contemplate a formal review of the Company’s and NNL’s listing status if the 2003 Form 10-Ks have not been filed by December 30, 2004. In such event, the NYSE may, in its discretion, permit the Company’s and NNL’s listed securities to continue to be traded on the exchange for up to an additional three month period. In exercising the discretion relating to the additional three month period, the NYSE’s procedures provide that the NYSE would consider, among other things, the likelihood of the 2003 Form 10-Ks being filed.

during such period, the Company’s and NNL’s general financial status, and the frequency and detail of the Company’s and NNL’s ongoing disclosures to the market on the status of such filings

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Except as to the matters described above, the Company and NNL have reported that there have been no other material developments in the matters reported in their status updates of June 2, 2004, June 15, 2004, June 29, 2004, July 13, 2004, July 27, 2004, August 10, 2004, August 19, 2004, September 2, 2004, September 16, 2004, September 30, 2004, October 14, 2004, October 27, 2004, November 11, 2004 and the Company’s press release “Nortel Networks Announces New Waiver from Export Development Canada” dated November 19, 2004.

The Company’s and NNL’s next bi-weekly status update is expected to be released during the week of December 6, 2004.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel’s independent review and planned restatement or revisions of its previously announced or filed financial results; the resolution of the accounting issues announced on November 11, 2004, including the outcome of discussions with the United States Securities and Exchange Commission; the impact of the management changes announced on April 28, 2004 and August 19, 2004; the impact of the inability to meet Nortel’s filing obligations on support facilities and public debt obligations; any potential delisting or suspension of the Company’s or NNL’s securities; the adverse resolution of litigation, investigations, intellectual property disputes and similar matters; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; the communication by Nortel’s auditors of the existence of material weaknesses in internal controls; Nortel’s ability to recruit and retain qualified employees; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flows; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel’s purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise..

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.